EXHIBIT 99.1

Exponent Reports Third Quarter Fiscal 2013 Results

MENLO PARK, Calif., Oct. 16, 2013 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the third quarter ended September 27, 2013.

For the third quarter of 2013, revenues before reimbursements increased 5% to $70,096,000, as compared to $66,725,000 in the third quarter of 2012. Total revenues increased 3% to $75,231,000, as compared to $73,298,000 in the same period one year ago.

Net income for the third quarter increased 8% to $11,094,000, or $0.79 per diluted share, as compared to $10,225,000, or $0.72 per diluted share, reported in the third quarter of 2012. EBITDA1 increased 8% to $18,784,000, as compared to $17,383,000 in the same period one year ago.

During the third quarter, Exponent generated $17,394,000 in cash from operations, repurchased $4,093,000 of common stock, and paid a dividend of $1,970,000. The Company closed the quarter with $135,043,000 in cash, cash equivalents and short-term investments.

"Revenue, utilization and profitability were better than expected in the quarter as we had solid growth from our underlying business while our major assignments did not tail-off as quickly as anticipated. During the quarter we had notable performances in our polymer sciences, mechanical engineering, biomedical, construction consulting and chemical regulation and food safety practices," commented Dr. Paul Johnston, President and CEO.

"Considering our better-than-expected performance year to date, we now expect growth in revenues before reimbursements for the full year to be in the middle single digits. We are also improving our 2013 outlook on EBITDA margin by 100 basis points to be down by 50 to 100 basis points as compared to the previous year. This guidance reflects the offsetting effects of reduced revenues from a few major assignments and a decline in defense work, with increased revenues from growth of the remaining business and a 53rd week in 2013.

"We continue to see an increasing demand for our multi-disciplinary consulting services. We are adding talent that will ensure that we have the resources to address our clients' most important engineering and scientific business issues now and into the future," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Wednesday, October 16, 2013, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-1427 or 480-629-9664. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030, and entering passcode 4644191#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended September 27, 2013 and September 28, 2012
(unaudited)
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012

Revenues
Revenues before reimbursements	$ 70,096	$ 66,725	$ 211,007	$ 201,513
Reimbursements	5,135	6,573	12,389	18,194

Revenues	75,231	73,298	223,396	219,707

Operating expenses
Compensation and related expenses	44,801	42,589	137,795	130,621
Other operating expenses	6,440	5,908	18,794	17,422
Reimbursable expenses	5,135	6,573	12,389	18,194
General and administrative expenses	3,695	3,500	10,814	9,565
	60,071	58,570	179,792	175,802

Operating income	15,160	14,728	43,604	43,905

Other income
Interest income, net	14	80	95	245
Miscellaneous income, net	2,341	1,522	5,592	3,161
	2,355	1,602	5,687	3,406
Income before income taxes	17,515	16,330	49,291	47,311

Income taxes	6,421	6,105	19,373	18,558

Net income	$ 11,094	$ 10,225	$ 29,918	$ 28,753

Net income per share:
Basic	$ 0.82	$ 0.75	$ 2.19	$ 2.08
Diluted	$ 0.79	$ 0.72	$ 2.13	$ 2.01

Shares used in per share computations:
Basic	13,598	13,694	13,638	13,796
Diluted	13,993	14,196	14,047	14,317

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
September 27, 2013 and December 28, 2012
(unaudited)
(in thousands)

	September 27,	December 28,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 121,747	$ 113,268
Short-term investments	13,296	20,881
Accounts receivable, net	82,177	85,361
Prepaid expenses and other assets	9,512	8,277
Deferred income taxes	8,295	7,657
Total current assets	235,027	235,444
Property, equipment and leasehold improvements, net	28,372	27,446
Goodwill	8,607	8,607
Other assets	52,471	43,920
	$ 324,477	$ 315,417

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 5,139	$ 10,386
Accrued payroll and employee benefits	47,645	54,720
Deferred revenues	6,155	6,665
Total current liabilities	58,939	71,771
Other liabilities	32,483	25,685
Deferred rent	2,416	1,532
Total liabilities	93,838	98,988

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	140,013	123,693
Accumulated other comprehensive loss	(156)	(250)
Retained earnings	219,493	206,057
Treasury stock, at cost	(128,727)	(113,087)
Total stockholders' equity	230,639	216,429
	$ 324,477	$ 315,417

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended September 27, 2013 and September 28, 2012
(unaudited)
(in thousands)

	Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012

Net Income	$ 11,094	$ 10,225	$ 29,918	$ 28,753

Add back (subtract):

Income taxes	6,421	6,105	19,373	18,558
Interest income, net	(14)	(80)	(95)	(245)
Depreciation and amortization	1,283	1,133	3,667	3,459

EBITDA (1)	18,784	17,383	52,863	50,525

Stock-based compensation	2,501	2,748	10,832	9,932

EBITDAS (1)	$ 21,285	$ 20,131	$ 63,695	$ 60,457

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT: (888) 656-EXPO
         info@exponent.com
         www.exponent.com